UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2022

R F INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)
7610 Miramar Road, Bldg. 6000 San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	RFIL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on March 1, 2022, RF Industries, Ltd. (“RF Industries”) completed the previously announced purchase of 100% of the issued and outstanding membership interests of Microlab/FXR LLC, (“Microlab”) a New Jersey limited liability company, from Wireless Telecom Group, Inc., a New Jersey corporation.

This Amendment No. 1 to Current Report on Form 8-K/A (“Amendment No. 1”) is filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission by RF Industries on March 2, 2022 (the “Initial Report”) to include the historical financial statements of Microlab and certain pro forma financial information required by Item 9.01 (a) and (b) of Form 8-K.

Except as described above, all other information in the Initial Report remains unchanged and is incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits

(a) Financial Statements of Businesses or Funds Acquired.

The audited financial statements of Microlab for the year ended December 31, 2021, together with the notes related thereto and the Independent Auditors' Report thereon, are filed as Exhibit 99.1 to this Amendment No. 1 and incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements as of October 31, 2021, giving effect to the acquisition of the Microlab, is filed as Exhibit 99.2 to this Amendment No. 1 and incorporated by reference herein.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of PKF O'Connor Davies, LLP.
99.1	Audited Financial Statements of Microlab for the year ended December 31, 2021.
99.2	Unaudited Pro Forma Condensed Combined Financial Statements of RF Industries for the year ended October 31, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 16, 2022	By:	/s/ Peter Yin
Peter Yin
Chief Financial Officer